UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 17, 2017
Date of Report (Date of earliest event reported)

CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)

______________________________________
150 Spear Street, Suite 400
San Francisco, CA 94105
(Address of principal executive offices)

(415) 829-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On March 17, 2017, Castlight Health, Inc. (the “Company”) held a special meeting of its stockholders at which the Company’s stockholders voted on the proposals set forth below. The final results regarding each proposal are set forth below.
Proposal No. 1: Approval of the issuance of shares of the Company’s Class B common stock in connection with the merger of Neptune Acquisition Subsidiary, Inc., a wholly owned subsidiary of the Company, with and into Jiff, Inc. (“Jiff”), with Jiff surviving as a wholly owned subsidiary of the Company, as contemplated by the Agreement and Plan of Merger and Reorganization, dated as of January 4, 2017 by and among the Company, Jiff, Neptune Acquisition Subsidiary, Inc. and Fortis Advisors LLC, as the Stockholders’ Agent.

Votes Cast For	Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
79,540,007	3,941,106	104,774	0

Proposal No. 2: Approval to adjourn the special meeting if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the issuance of the shares of the Company’s Class B common stock in connection with the merger.
Adjournment of the special meeting was not necessary or appropriate because there was a quorum present and there were sufficient votes at the time for the special meeting to approve the issuance of the shares of the Company’s Class B common stock in connection with the merger. Accordingly, no vote was taken for this proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Castlight Health Inc.
Date: March 20, 2017
By: /s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
Chief Financial Officer